Exhibit 99.2

Fate Therapeutics Announces First Patient Treated in First-in-human Clinical Trial of FT596 and Provides Corporate Update

San Diego, CA – April 2, 2020 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, today announced that the first patient has been treated in the Company’s first-in-human Phase 1 clinical trial evaluating FT596, the first cell therapy product candidate engineered with three active anti-tumor modalities, in patients with B-cell malignancies and chronic lymphocytic leukemia. FT596 is an off-the-shelf chimeric antigen receptor (CAR) natural killer (NK) cell cancer immunotherapy derived from a clonal master induced pluripotent stem cell (iPSC) line engineered to express a proprietary CD19-targeting CAR, a novel high-affinity 158V, non-cleavable CD16 (hnCD16) Fc receptor, and a unique interleukin-15 receptor fusion (IL-15RF). The hnCD16 Fc receptor enables coincident targeting of additional tumor-associated antigens expressed on cancer cells to overcome antigen escape, and IL-15RF is a potent cytokine complex that promotes survival, proliferation and trans-activation of NK cells and CD8 T cells without the need for systemic cytokine support.

“We are pleased to have worked with the Masonic Cancer Center, University of Minnesota to treat the first patient with FT596,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “The COVID-19 pandemic presents unprecedented challenges for clinical trial conduct worldwide, and we anticipate there will be delays across our studies. We are committed to the health and safety of our employees and partners, and have implemented a remote work program to the greatest extent possible while continuing certain activities that can only be completed on-site. We are also working closely with our clinical sites and principal investigators so that we are well positioned to accelerate clinical trial execution when pressures on the health system ease.”

In response to the global COVID-19 pandemic, the Company is providing a business update on the conduct of its operations.

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The Company has taken steps in line with guidance from the U.S. Centers for Disease Control and Prevention (CDC) and the State of California to protect the health and safety of its employees and the community. In particular, the Company has implemented a work from home policy, and restricted on-site activities to certain manufacturing, laboratory and related support activities. The Company is continuing to assess the impact of COVID-19 pandemic to best mitigate risk and continue the operations of its business.

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The Company is working closely with its clinical sites, physician partners and the patient community to monitor the potential impact of the evolving COVID-19 pandemic. The Company remains committed to its clinical programs and development plans, but expects that the timelines of its ongoing clinical trials will be impacted including by potential delays or disruptions in patient enrollment and site initiation.

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The Company continues to engage the U.S. Food and Drug Administration (FDA), and remains on-track to submit Investigational New Drug applications to the FDA for FT538, the Company’s off-the-shelf, iPSC-derived NK cell product candidate for multiple myeloma, and for FT819, the Company’s first off-the-shelf, iPSC-derived CAR T-cell product candidate for B-cell malignancies, in the second quarter of 2020.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered with multiple doses to deliver more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single engineered iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf for patient treatment. As a result, the Company’s platform is uniquely capable of overcoming numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is subject to batch-to-batch and cell-to-cell variability that can affect clinical safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 300 issued patents and 150 pending patent applications.

About FT596

FT596 is an investigational, universal, off-the-shelf natural killer (NK) cell cancer immunotherapy derived from a clonal master induced pluripotent stem cell (iPSC) line engineered with three anti-tumor functional modalities: a proprietary chimeric antigen receptor (CAR) optimized for NK cell biology, which contains a NKG2D transmembrane domain, a 2B4 co-stimulatory domain and a CD3-zeta signaling domain, that targets B-cell antigen CD19; a novel high-affinity 158V, non-cleavable CD16 (hnCD16) Fc receptor, which has been modified to prevent its down-regulation and to enhance its binding to tumor-targeting antibodies; and an IL-15 receptor fusion (IL-15RF) that promotes enhanced NK cell activity. In preclinical studies of FT596, the Company has demonstrated that dual activation of the CAR19 and hnCD16 targeting receptors, in combination with IL-15RF signaling, convey synergistic anti-tumor activity. Increased degranulation and cytokine release were observed upon dual receptor activation in lymphoma cancer cells as compared to activation of each receptor alone, indicating that multi-antigen engagement may elicit a deeper and more durable response. Additionally, in a humanized mouse model of lymphoma, FT596 in combination with the anti-CD20 monoclonal antibody rituximab showed enhanced killing of tumor cells in vivo as compared to rituximab alone. FT596 is being investigated in an open-label Phase 1 clinical trial as a monotherapy, and in combination with rituximab, for the treatment of advanced B-cell lymphoma and in combination with obinutuzumab for the treatment of chronic lymphocytic leukemia (NCT04245722).

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology product candidates include natural killer (NK) cell and T-cell cancer immunotherapies, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens with chimeric antigen receptors (CARs). The Company’s immuno-regulatory product candidates include ProTmune™, a pharmacologically modulated, donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the therapeutic and market potential of the Company’s product candidates and iPSC product platform, the advancement of and plans related to the Company’s product candidates, clinical studies and preclinical research and development programs, the Company’s progress, plans and timelines for conduct of the Company’s Phase 1 clinical trials of its product candidates, plans and timelines for submitting INDs for its product candidates, and the Company’s plans and expectations in light of and in response to the COVID-19 pandemic and its impacts on the healthcare system and the Company’s business. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the disruptions to the Company’s business and the healthcare system as a result of the COVID-19 pandemic may be more severe than are anticipated, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the manufacturing of the Company’s product candidates or in the initiation of, or enrollment of patients in, any clinical studies, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including disruptions to the Company’s or third parties’ operations as a result of the COVID-19 pandemic, requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials or to support regulatory approval, difficulties or delays in patient enrollment in current and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that the Company’s expenditures may exceed current expectations for a variety of reasons. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Stern Investor Relations, Inc.

212.362.1200

christina@sternir.com